LIMITED POWER OF ATTORNEY
FOR SECTION 16 REPORTING OBLIGATIONS

Know all by these presents, that the undersigned
hereby makes, constitutes and appoints Rachel Konforty
as the undersigned's true and lawful attorney-in-fact
with full power and authority as hereinafter described
to:
(1)	execute for and on behalf of the undersigned, in
the undersigned's capacity as an officer and/or
director of NitroMed, Inc. (the "Company"), Forms 3,
4, and 5 (including any amendments thereto) in
accordance with Section 16(a) of the Securities
Exchange Act of 1934 and the rules thereunder (the
"Exchange Act");
(2)	do and perform any and all acts for and on behalf
of the undersigned which may be necessary or desirable
to prepare, complete and execute any such Form 3, 4,
or 5, prepare, complete and execute any amendment or
amendments thereto, and timely deliver and file such
form with the United States Securities and Exchange
Commission and any stock exchange or similar
authority;
(3)	seek or obtain, as the undersigned's
representative and on the undersigned's behalf,
information regarding transactions in the Company's
securities from any third party, including brokers,
employee benefit plan administrators and trustees, and
the undersigned hereby authorizes any such person to
release any such information to such attorney-in-fact
and approves and ratifies any such release of
information; and
(4)	take any other action of any type whatsoever in
connection with the foregoing which, in the opinion of
such attorney-in-fact, may be of benefit to, in the
best interest of, or legally required by, the
undersigned, it being understood that the documents
executed by such attorney-in-fact on behalf of the
undersigned pursuant to this Power of Attorney shall
be in such form and shall contain such terms and
conditions as such attorney-in-fact may approve in
such attorney-in-fact's discretion.
The undersigned hereby grants to such attorney-in-fact
full power and authority to do and perform any and
every act and thing whatsoever requisite, necessary,
or proper to be done in the exercise of any of the
rights and powers herein granted, as fully to all
intents and purposes as the undersigned might or could
do if personally present, with full power of
substitution or revocation, hereby ratifying and
confirming all that such attorney-in-fact, or such
attorney-in-fact's substitute or substitutes, shall
lawfully do or cause to be done by virtue of this
power of attorney and the rights and powers herein
granted.  The undersigned acknowledges that the
foregoing attorney-in-fact, in serving in such
capacity at the request of the undersigned, is not
assuming nor relieving, nor is the Company assuming
nor relieving, any of the undersigned's
responsibilities to comply with Section 16 of the
Exchange Act.  The undersigned acknowledges that
neither the Company nor the foregoing attorney-in-fact
assume (i) any liability for the undersigned's
responsibility to comply with the requirements of the
Exchange Act, (ii) any liability of the undersigned
for any failure to comply with such requirements, or
(iii) any obligation or liability of the undersigned
for profit disgorgement under Section 16(b) of the
Exchange Act.
This Power of Attorney shall remain in full force and
effect until the undersigned is no longer required to
file Forms 3, 4, and 5 with respect to the
undersigned's holdings of and transactions in
securities issued by the Company, unless earlier
revoked by the undersigned in a signed writing
delivered to the foregoing attorney-in-fact.
IN WITNESS WHEREOF, the undersigned has caused this
Power of Attorney to be executed as of this 17th day
of August, 2006.
/s/ William A. Jones, Jr.
Signature

William A. Jones, Jr.
Print Name




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